                                                                      EXHIBIT 11


                             BACK YARD BURGERS, INC.
                         COMPUTATION OF INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                       THIRTEEN WEEKS ENDED         TWENTY-SIX WEEKS ENDED
                                      ----------------------        ----------------------
                                      JULY 3,        JULY 4,        JULY 3,       JUNE 28,
                                       1999           1998           1999           1997
                                      ------         ------         ------         ------
Net Income                            $   87         $  366         $  129         $  531
                                      ======         ======         ======         ======
Weighted average number
 of common shares outstanding
 during the period                     4,605          4,580          4,603          4,475
                                      ======         ======         ======         ======
Basic income per share                $  .02         $  .08         $  .03         $  .12
                                      ======         ======         ======         ======
Weighted average number
 of common shares outstanding
 during the period                     4,605          4,580          4,603          4,475

Preferred shares convertible
 to common shares                         23             27             23            116

Stock options                              6             88              9             77
                                      ------         ------         ------         ------
                                       4,634          4,695          4,635          4,668
                                      ======         ======         ======         ======
Diluted income per share              $  .02         $  .08         $  .03         $  .11
                                      ======         ======         ======         ======